     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1998
                                                    REGISTRATION NO. 333-
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                      THE CHARLES SCHWAB CORPORATION
           (Exact name of registrant as specified in its charter)

                DELAWARE                                  41-3025021
    (State or other jurisdiction of                   (I.R.S. employer
    incorporation or organization)                    identification no.)

                                ------------

                           101 MONTGOMERY STREET
                      SAN FRANCISCO, CALIFORNIA 94104
                              (415) 627-7000
                 (Address of principal executive offices)

                                ------------

        THE CHARLES SCHWAB CORPORATION EMPLOYEE STOCK INCENTIVE PLAN
                          (Full title of the plan)

                                ------------

                       THE CHARLES SCHWAB CORPORATION
                           101 MONTGOMERY STREET
                       SAN FRANCISCO, CALIFORNIA 94104
                              (415) 627-7000
(Name, address and telephone number, including area code, of agent for service)

                                ------------

                                 COPIES TO:
                           SCOTT P. SPECTOR, ESQ.
                             FENWICK & WEST LLP
                            TWO PALO ALTO SQUARE
                        PALO ALTO, CALIFORNIA  94306

                                ------------

                       CALCULATION OF REGISTRATION FEE

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                                                                                      PROPOSED
                                             AMOUNT         PROPOSED MAXIMUM           MAXIMUM
                                             TO BE         OFFERING PRICE PER         AGGREGATE               AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED            SHARE(1)          OFFERING PRICE(1)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01(2)           1,700,000           $39.40625               $66,990,625             $19,762.23
----------------------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457, on the basis of the average of the high and low prices at which the common stock was sold on March 12, 1998.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed pursuant to
Section 13(a) or 15(d) of the Exchange Act;

     3. The Company's Current Report on Form 8-K dated December 24, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 22, 1987 under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect to certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision in the Restated Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) - (iv) above.

     Section 145 of the Delaware General Corporation Law provides for indemnification of officers and directors for actions taken in good faith and in a manner reasonably believed to be in the best interests of the corporation, which provision is sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Amended and Restated Bylaws contains provisions for the indemnification of officers and directors within the limitations permitted by such section of Delaware law. The Registrant has obtained directors and officers liability and corporation reimbursement insurance which covers all officers and directors of the Registrant and its subsidiaries, and provides for the reimbursement of amounts paid by the Registrant or its subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

Exhibit No.    Description
-----------    -----------
4.01           The Charles Schwab Corporation Employee Stock Incentive Plan

4.02 The Company's Third Restated Certificate of Incorporation, filed as Exhibit 3.7 to Form 10-Q, for the period ending September 30, 1996 and incorporated herein by reference

4.03 The Company's Second Restated Bylaws, filed as Exhibit 3.8 to Form 10-Q for the period ending September 30, 1996 and incorporated herein by reference

5.01           Opinion of Fenwick & West LLP

23.1           Consent of Counsel (included in Exhibit 5.01)

23.2           Consent of Deloitte and Touche LLP

24.1           Power of Attorney (See page II-5)


Item 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, The Charles Schwab Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, State of California, on February 23, 1998.

                                   THE CHARLES SCHWAB CORPORATION


                                   By:  /s/ CHARLES R. SCHWAB
                                        ------------------------------------
                                        Charles R. Schwab
                                        Chairman and Co-Chief Executive Officer

                              POWER OF ATTORNEY

     We, the undersigned directors and officers of The Charles Schwab Corporation, and each of us do hereby constitute and appoint Charles R. Schwab, David S. Pottruck and Steven L. Scheid, or any of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable The Charles Schwab Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1998.

Signature                                      Title
---------                                      -----

/s/ Charles R. Schwab           Chairman, Co-Chief Executive Officer and
--------------------------      Director (principal executive officer)
Charles R. Schwab


/s/ David S. Pottruck           President, Co-Chief Executive Officer,
--------------------------      Chief Operating Officer and Director
David S. Pottruck


/s/ Lawrence J. Stupski         Vice Chairman and Director
--------------------------
Lawrence J. Stupski


/s/ Steven L. Scheid            Executive Vice President and Chief Financial
--------------------------      Officer (principal financial and accounting
Steven L. Scheid                officer)


/s/ Nancy H. Bechtle            Director
--------------------------
Nancy H. Bechtle


/s/ C. Preston Butcher          Director
--------------------------
C. Preston Butcher


/s/ Donald G. Fisher            Director
--------------------------
Donald G. Fisher


/s/ Anthony M. Frank            Director
--------------------------
Anthony M. Frank

/s/ Frank C. Herringer          Director
--------------------------
Frank C. Herringer


/s/ Stephen T. McLin            Director
--------------------------
Stephen T. McLin


/s/ George P. Shultz            Director
--------------------------
George P. Shultz


/s/ Roger O. Walther            Director
--------------------------
Roger O. Walther

                           INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------
4.01           The Charles Schwab Corporation Employee Stock Incentive Plan

4.02 The Company's Third Restated Certificate of Incorporation, filed as Exhibit 3.7 to Form 10-Q, for the period ending September 30, 1996 and incorporated herein by reference

4.03 The Company's Second Restated Bylaws, filed as Exhibit 3.8 to Form 10-Q for the period ending September 30, 1996 and incorporated herein by reference

5.01           Opinion of Fenwick & West LLP

23.1           Consent of Counsel (included in Exhibit 5.01)

23.2           Consent of Deloitte and Touche LLP

24.1           Power of Attorney (See page II-5)